Exhibit 99.2 2Q23 EARNINGS REPORT PennyMac Mortgage Investment Trust July 2023

FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward- looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward-looking statements include, but are not limited to, statements regarding future changes in interest rates, housing, and prepayment rates; future loan originations and production; future loan delinquencies, defaults and forbearances; future investment and hedge expenses; future investment strategies, future earnings and return on equity as well as other business and financial expectations. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in interest rates; the Company’s ability to comply with various federal, state and local laws and regulations that govern its business; changes in the Company’s investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject it to additional risks; volatility in the Company’s industry, the debt or equity markets, the general economy or the real estate finance and real estate markets; events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets; changes in general business, economic, market, employment and domestic and international political conditions, or in consumer confidence and spending habits from those expected; the degree and nature of the Company’s competition; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage- related assets that satisfy the Company’s investment objectives; the inherent difficulty in winning bids to acquire mortgage loans, and the Company’s success in doing so; the concentration of credit risks to which the Company is exposed; the Company’s dependence on its manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities; changes in personnel and lack of availability of qualified personnel at its manager, servicer or their affiliates; the availability, terms and deployment of short-term and long-term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its financing and the interest rates and maturities of its assets; the timing and amount of cash flows, if any, from the Company’s investments; our substantial amount of indebtedness; the performance, financial condition and liquidity of borrowers; our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics; the ability of the Company’s servicer, which also provides the Company with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of the Company’s customers and counterparties; the Company’s indemnification and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’s ownership and rights in the assets in which it invests; increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage-backed securities in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage-backed securities or relating to the Company’s mortgage servicing rights and other investments; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the effect of the accuracy of or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon the Company’s financial condition and results of operations; the Company’s ability to maintain appropriate internal control over financial reporting; technologies for loans and the Company’s ability to mitigate security risks and cyber intrusions; the Company’s ability to detect misconduct and fraud; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market; regulatory or other changes that impact government agencies or government-sponsored entities, or such changes that increase the cost of doing business with such agencies or entities; legislative and regulatory changes that impact the business, operations or governance of mortgage lenders and/or publicly-traded companies; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes; changes in governmental regulations, accounting treatment, tax rates and similar matters; the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. This presentation contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as market-driven value changes that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP. 2

PENNYMAC
MORTGAGE INVESTMENT TRUST

SECOND QUARTER HIGHLIGHTS

Strong performance from PMT's credit sensitive strategies and income excluding the impacts of market-driven fair value changes were partially offset by fair value declines in PMT's interest rate sensitive strategies and related tax impacts

2Q23 Results

Net income attributable to common shareholders[(1)]	Diluted EPS[(2)]
$14mm	$0.16

Return on common equity	Book value per share
4%	$15.81

Dividend and Other

Dividend per common share	Shares repurchased
$0.40	1.6mm

CREDIT SENSITIVE STRATEGIES	Pretax income: $71mm	Pretax income excluding market-driven value changes[(3)]: $18mm	New investments in GSE CRT[(2)]: $52mm	Fair value of organically-created CRT investments: $1.2bn
INTEREST RATE SENSITIVE STRATEGIES	Pretax income: $(13)mm	Pretax income excluding market-driven value changes[(3)]: $22mm	New investments in MSR[(2)] and non-Agency bonds: $133mm	Fair value of MSR investments: $4.0bn
CORRESPONDENT PRODUCTION	Pretax income: $1mm	PMT conventional correspondent production volume (UPB)[(2)(4)]: $3bn	Correspondent seller relationships: 800	

Note: All figures are for 2Q23 or as of 6/30/23
(1) Net income attributable to common shareholders includes a tax expense of $22 million
(2) EPS = earnings per share; CRT = credit risk transfer; MSR = mortgage servicing rights; GSE = government-sponsored enterprise; UPB = unpaid principal balance
(3) Excludes $53 million of market-driven value gains in the credit sensitive strategies and $35 million of market-driven value losses in the interest rate sensitive strategies – see slide 11
(4) An additional $7 billion in UPB of conventional loan acquisitions was for PFSI's account

3

ORIGINATION MARKET HAS DECLINED MEANINGFULLY

PENNYMAC MORTGAGE INVESTMENT TRUST

U.S. Mortgage Origination Market[1]
($ in trillions)



$4.4
$2.6
$1.8
$2.3
$0.7
$1.6
$1.7
$0.3
$1.4
$2.0
$0.5
$1.5
2021
2022
2023E
2024E
Purchase
Refinance

Mortgage Rates Remain High



7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
7/20/18
10/20/18
1/20/19
4/20/19
7/20/19
10/20/19
1/20/20
4/20/20
7/20/20
10/20/20
1/20/21
4/20/21
7/20/21
10/20/21
1/20/22
4/20/22
7/20/22
10/20/22
1/20/23
4/20/23
7/20/23
Average 30-year fixed rate mortgage(2)
Primary/secondary spread(3)

- Third party forecasts for 2023 originations range from $1.6 to $1.8 trillion in UPB, well below normalized levels
  - Higher mortgage rates are driving borrowers to remain in their homes, leading to low inventory levels and continued home price appreciation
  - Unit origination volume in 2023 is projected to be at the lowest level since 1990[4], driving expectations for industry consolidation if market conditions persist
- Mortgage REITs with diversified investment portfolios, efficient cost structures and strong risk management practices such as PMT are best-positioned to manage through the volatility presented by the current market environment

(1) Actual originations: Inside Mortgage Finance. Forecast originations: Average of Mortgage Bankers Association (7/20/23) and Fannie Mae (7/10/23) forecasts.
(2) Freddie Mac Primary Mortgage Market Survey 6.78% as of 7/20/23
(3) Bloomberg: Difference between Freddie Mac Primary Mortgage Market Survey and the 30-Year Fannie Mae or Freddie Mac Par Coupon (MTGEFNCL) Index.
(4) Zelman & Associates 6/30/23

4

IMPACT OF CURRENT MARKET ENVIRONMENT ON PMT’S BUSINESSES Credit Sensitive Interest Rate Sensitive Correspondent Strategies Strategies Production • Volumes for PMT’s own account are • Credit spreads have tightened thus • Sensitivity of MSR value has declined given significant reduction in expected to remain low as it far in 2023, driving improvements in prepayment speeds at higher interest continues to actively manage its the structured product markets equity allocation through rates • Realized losses on PMT’s conventional correspondent loan • Increased visibility with respect to organically-created CRT investments sales to PFSI the Federal Reserve’s projected expected to be limited terminal rate • Well-positioned given PMT’s – 60+ day delinquency rate in PMT’s • Strong contribution from placement leadership in the channel and its CRT investments of 1.12% as of fee income due to higher short-term synergistic relationship with PFSI June 30, 2023 rates – Credit profiles of borrowers with • Additional opportunities for PMT as – Custodial funds managed for PMT’s loans in PMT’s CRT investments are banks step back from this channel portfolio totaled $2.7 billion at June strong and increased capital requirements 30, 2023 are introduced by bank regulators • Unemployment remains low at – Earnings rate generally fluctuates (1) 3.6% with changes in the Federal Funds • Correspondent channel has rate – Strong embedded home price historically been a larger percentage • Underlying performance over time appreciation since 2015, when PMT of total originations in purchase- expected to be supported by PFSI's began investing in CRT oriented markets industry-leading servicing • Weighted average current LTVs of capabilities, including proprietary – PMT’s acquisitions were 93% 51.6% as of June 30, 2023 purchase loans in 2Q23 servicing technology 5 (1) Bureau of Labor Statistics, June 2023

CAPITAL DEPLOYMENT OUTLOOK FOR PMT

- Actively managing PMT's equity allocation through conventional correspondent loan sales to PFSI
- PMT's equity allocation to the interest rate sensitive strategies decreased to 55% in 2Q23 from 58% in 1Q23
- PMT's equity allocation to the credit sensitive strategies increased to 25% in 2Q23 from 24% in 1Q23

PMT's Equity Allocation – 2Q23
100% = $2.0 billion



Credit Sensitive Strategies 25%
Interest Rate Sensitive Strategies 55%
Corporate 14%
Correspondent Production 6%

Credit Sensitive Strategies

- Prevailing market conditions have created investment opportunities in GSE-issued CRT (CAS and STACR bonds) with attractive expected returns
- PMT invested $52 million into floating rate GSE CRT bonds in 2Q23

Interest Rate Sensitive Strategies

- PMT expects to maintain the sale of a large percentage of conventional correspondent loans to PFSI in 3Q23 as it actively manages its equity allocation with consideration given to other attractive opportunities
- PMT invested $42 million into senior mezzanine bonds from jumbo securitizations in 2Q23 and an additional $11 million after quarter end
- After quarter-end, entered into an agreement to acquire a bulk MSR portfolio totaling $1.4 billion in UPB; PMT will continue evaluating opportunities to purchase bulk MSRs that align with its investment strategy

Share Repurchases

- Remains an attractive use of capital when PMT's share price is well below book value per share

6

PENNYMAC MORTGAGE INVESTMENT TRUST

RUN-RATE RETURN POTENTIAL FROM PMT'S INVESTMENT STRATEGIES

	Annualized Return on Equity (ROE)	WA Equity Allocated (%)[1]
Credit sensitive strategies:		
Organically-created investments in GSE CRT	18.0%	17%
PMT Non-Agency Subordinate MBS	12.0%	1%
Other credit sensitive strategies[2]	14.5%	16%
Net credit sensitive strategies	**16.1%**	**34%**
Interest rate sensitive strategies:		
MSRs (incl. recapture)	10.3%	42%
Agency MBS	14.2%	9%
Non-Agency Senior MBS	15.0%	1%
Interest rate hedges[3]	-4.0%	0%
Net interest rate sensitive strategies	**7.0%**	**52%**
Correspondent production	**24.0%**	**7%**
Cash, short term investments, and other	5.3%	7%
Management fees & corporate expenses	-2.9%	0%
Net Corporate[4]	**-2.6%**	**7%**
Provision for income tax expense	-0.3%	
Net income	**7.9%**	**100%**
Dividends on preferred stock	**8.3%**	**28%**
Net income attributable to common shareholders	**7.7%**	**72%**
Average Diluted EPS Per Quarter	**$ 0.30**	

Note: This slide presents estimates for illustrative purposes only, using PMT's base case assumptions (e.g., for credit performance, prepayment speeds, financing economics, and loss treatment for CRT transactions), and does not contemplate market-driven value changes other than realization of cash flows and hedge costs, or significant changes or shocks to current market conditions; actual results may differ materially

- Represents the average annualized return and quarterly earnings potential PMT expects from its strategies over the next four quarters
- Reflects performance expectations in the current mortgage market
  - Return potential of PMT's organically-created investments in GSE CRT decreased slightly from the prior quarter due to tighter credit spreads
  - Return potential for the interest rate sensitive strategies decreased due to the expectation that short term rates remain higher for longer, driving projected financing costs closer to our expected asset returns over the next few quarters
  - Projected returns for correspondent production are higher than levels achieved in recent periods as GSE pricing changes without pipeline protection negatively impacted recent results

(1) Equity allocated represents management's internal allocation; certain financing balances and associated interest expenses are allocated between investments based on management's assessment of target leverage ratios and required capital or liquidity to support the investment
(2) Primarily includes opportunistic investments in GSE CRT
(3) ROE calculated as a percentage of segment equity
(4) ROE calculated as a percentage of total equity

7

PENNYMAC MORTGAGE INVESTMENT TRUST

CORRESPONDENT PRODUCTION HIGHLIGHTS

- Correspondent acquisitions in 2Q23 totaled $21.2 billion in UPB, up 5% Q/Q and 1% Y/Y
  - 53% government loans; 47% conventional loans
  - Government acquisitions of $11.1 billion in UPB, up 18% Q/Q and 5% Y/Y
  - Conventional acquisitions of $10.0 billion in UPB, down 6% Q/Q and 3% Y/Y
    - $7.0 billion in UPB was for PFSI's account
- Correspondent lock volume was $21.6 billion in UPB, down 1% Q/Q and 4% Y/Y
  - $7.5 billion in UPB of conventional loans was for PFSI's account
- Changes in GSE pricing during the quarter did not come with pipeline protection as they historically have, which impacted correspondent production profitability by $4.5 million in 2Q23
- To actively manage its equity allocation with consideration given to expected opportunities in the market, in 3Q23 PMT expects to continue selling a large percentage of conventional correspondent loans to PFSI
- Increase in correspondent sellers driven by addition of smaller sellers who previously maintained relationships with commercial banks that pulled back or recently exited the channel
- Pennymac remains the largest correspondent aggregator in the U.S.
- July acquisitions are estimated to be $5.9 billion in UPB; locks are estimated to be $6.4 billion in UPB

Correspondent Production Volume and Mix

(UPB in billions)



$21.0
$22.4
$20.2
$21.7
$21.2
$21.6
$10.6
$10.3
$13.5
$6.6
$18.2
$3.0
2Q22
1Q23
2Q23
PMT loans
PFSI loans(1)
Total locks

Key Financial Metrics	1Q23	2Q23
Segment pretax income as a percentage of interest rate lock commitments[2]	0.02%	0.04%
Fulfillment fee as a percentage of acquisitions funded[3]	0.18%	0.18%

Selected Operational Metrics	1Q23	2Q23
Correspondent seller relationships	771	800
Purchase money loans, as a % of total acquisitions	94%	93%

Note: Figures may not sum due to rounding

(1) For all government loans and conventional loans sourced for PFSI, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee to PFSI

(2) Conventional conforming interest rate lock commitments for PMT's own account

(3) Based on funded loans subject to fulfillment fees

8

TRENDS IN MSR INVESTMENTS MSR Investments ($ in millions) th $5,000 $240,000 $231,661 • MSR assets were $4.0 billion as of June 30 , st 2023, up slightly from March 31 , 2023 $222,502 $4,500 $4,013 $3,975 $3,978 $3,941 ‒ Newly originated MSR investments of $91 $4,000 $3,696 $210,000 million and fair value gains offset by runoff from $3,500 prepayments $3,000 ‒ UPB underlying PMT’s MSR investments was essentially unchanged from the prior quarter $2,500 $180,000 $2,000 $1,500 $150,000 $1,000 $500 $0 $120,000 6/30/22 9/30/22 12/31/22 3/31/23 6/30/23 (1) MSRs UPB (right axis) 9 (1) Owned MSR portfolio and excludes loans acquired for sale at fair value

TRENDS IN PMT'S UNIQUE INVESTMENTS IN GSE CREDIT RISK TRANSFER

- Fair value of PMT's organically-created CRT investments increased slightly from March 31, 2023 as fair value gains more than offset runoff from prepayments
- The 60+ day delinquency rate decreased slightly from March 31, 2023
- Cumulative lifetime losses increased slightly; we ultimately expect realized losses over the life of these investments to be limited, given the substantial build-up of equity for underlying borrowers due to home price appreciation in recent years

Organically-Created GSE CRT Investments[1]
($ in millions)



Funded investments
$1,270
$1,195
$1,144
$1,148
$1,163

Selected metrics for quarter ended[2]:	6/30/22	9/30/22	12/31/22	3/31/23	6/30/23
Underlying UPB of loans ($ in billions)	$26.3	$25.3	$25.3	$24.8	$24.2
WA FICO at origination	752	752	751	753	753
WA LTV at origination	82.3%	82.2%	82.4%	82.4%	82.4%
WA Current LTV	52.9%	52.2%	53.4%	53.8%	51.6%
60+ Days Delinquent as a % of outstanding UPB	1.31%	1.14%	1.25%	1.18%	1.12%
Net realized principal losses (recoveries) ($ in millions)	($4.5)	$0.2	$1.2	$1.3	$0.5
Cumulative lifetime principal losses ($ in millions)	$41.5	$41.6	$42.9	$44.1	$44.6
Interest reduction ($ in millions)	$2.4	$3.2	$3.3	$3.3	$3.3
Cumulative interest reduction ($ in millions)	$6.6	$9.8	$13.2	$16.5	$19.9

(1) The fair value of PMT's organically created GSE CRT investments is reflected on PMT's balance sheet as deposits securing CRT arrangements, and derivative and credit risk transfer strip assets or liabilities, net of the interest-only security payable
(2) UPB includes modified loans active as of 6/30/23; modified loans are not included for prior periods; weighted average FICO and LTV metrics at origination for the population of loans remaining as of the date presented; delinquent loans includes delinquent loans on forbearance plans; current LTVs were refreshed using the latest home price information available as of the reporting period

10

PENNYMAC MORTGAGE INVESTMENT TRUST

SECOND QUARTER RESULTS AND RETURN CONTRIBUTIONS BY STRATEGY

($ in millions, except EPS)	Total Income Contribution[1]	Market-Driven Value Changes[2]	Income Excluding Market-Driven Value Changes[1][2]	WA Equity Allocated[3]	Annualized Return on Equity (ROE)[1]
Credit sensitive strategies:					
Organically-created investments in GSE CRT	$ 57.8	$ 43.0	$ 14.8	$ 314	74%
PMT Non-Agency Subordinate MBS	(0.8)	(1.3)	0.5	24	-14%
Other credit sensitive strategies[4]	14.1	11.1	3.0	149	38%
Net credit sensitive strategies	**$ 71.1**	**$ 52.8**	**$ 18.3**	**$ 487**	**58%**
Interest rate sensitive strategies:					
MSRs (incl. recapture)	$ 36.1	$ 15.0	$ 21.1		
Agency MBS	(72.7)	(72.7)	0.0		
Non-Agency Senior MBS	(0.6)	(1.2)	0.5		
Interest rate hedges	24.0	24.0			
Net interest rate sensitive strategies	**$ (13.2)**	**$ (34.8)**	**$ 21.7**	**$ 1,076**	**-5%**
Correspondent production	**$ 1.4**	**$ -**	**$ 1.4**	**$ 126**	**4%**
Cash, short term investments, and other	$ 2.3		$ 2.3	$ 264	3%
Management fees & corporate expenses	(14.7)	n/a	(14.7)		-3%
Corporate[5]	**$ (12.5)**	**n/a**	**$ (12.5)**	**$ 264**	**-3%**
Benefit / (Provision) for income tax expense	$ (22.2)	(18.3)	$ (3.9)		
Net income	**$ 24.6**	**$ (0.3)**	**$ 24.9**	**$ 1,953**	**5%**
Dividends on preferred stock	**$ 10.5**			**$ 541**	**8%**
Net income attributable to common shareholders	**$ 14.2**			**$ 1,411**	**4%**
Diluted EPS	**$ 0.16**				

Note: Figures may not sum due to rounding

(1) Income contribution and the annualized return on equity calculated net of any direct expenses associated with investments (e.g., loan fulfillment fees and loan servicing fees), but before tax expenses; some of the income associated with the investment strategies may be subject to taxation

(2) Categorization of income as market-driven value changes based on management assessment; income excluding market-driven value changes does not represent REIT taxable income and is a non-GAAP figure

(3) Equity allocated represents management's internal allocation; certain financing balances and associated interest expenses are allocated between investments based on management's assessment of target leverage ratios and required capital or liquidity to support the investment

(4) Includes legacy distressed loan portfolio and opportunistic investments in GSE CRT

(5) ROE calculated as a percentage of total equity

11

HEDGING APPROACH CENTRAL TO PMT’S INTEREST RATE SENSITIVE INVESTMENTS MSR Valuation Changes and Offsets • PMT seeks to manage interest rate risk exposure on a ($ in millions) “global” basis, recognizing interest rate sensitivities across its investment strategies MSR fair value change before realization of cash flows (1) • In 2Q23, MSR fair value increased modestly Change in fair value of Agency MBS, interest rate hedges, and related tax impacts ‒ Interest rates increased during the quarter, decreasing prepayment projections $220 • Net fair value losses in Agency MBS, interest rate hedges and related tax impacts – Hedging losses included $30 million in hedge costs, which were elevated due to the inverted yield curve and significant $32 interest rate volatility $15 – Hedge costs were meaningfully lower in June and remain at lower levels in July ($46) ($65) ‒ Agency MBS decreased in fair value due to increasing interest rates • Income tax expense in 2Q23 primarily driven by fair value increases in MSR and interest rate hedges held in PMT’s ($261) taxable REIT subsidiary 2Q22 1Q23 2Q23 12 (1) Before realization of cash flows

PENNYMAC MORTGAGE INVESTMENT TRUST

PMT'S FLEXIBLE AND SOPHISTICATED FINANCING STRUCTURES

Exchangeable Senior Notes

- Low, fixed interest rates
- First maturity of exchangeable senior notes in November 2024
- Provides flexibility and complements asset-backed structures


$555mm
$345mm 5.500% due March 2026
$210mm 5.500% due November 2024
Exchangeable Senior Notes

MSR Financing

- Maturity profile of MSR term notes aligns more closely with the expected life of the MSR asset than short-term borrowings
- Issued new, 5-year $155 million term loan secured by Fannie Mae MSR
- Secured revolving bank financing lines provide flexibility to finance fluctuating MSR and advance balances


$1,260mm
$155mm FMSR term loan due May 2028
$305mm FMSR term notes due June 2027
$350mm FMSR term notes due March 2026
$450mm FMSR term notes due April 2025
Term MSR & Servicing Advance Financing
$2,650mm
Financing capacity across multiple banks
$1,399mm drawn
Secured Revolving Bank Financing Lines for MSRs & Servicing Advances

CRT Financing

- Issued $235 million of new, 2-year CRT term notes to finance CRT investments previously financed with securities repurchase agreements
- CRT term note originally due in May 2023 has been extended 2 years
- CRT term notes due February 2024 can be extended for an additional two years at PMT's discretion; all other term notes do not contain optional extensions
- CRT term notes do not contain mark-to-market (margin call) provisions


$837mm
$172mm CRT term notes due May 2025
$228mm CRT term notes due Mar 2025
$55mm CRT term notes due Feb 2025
$51mm CRT term notes due Oct 2024
$285mm CRT term notes due Feb 2024
$46mm securities repurchase agreements
CRT Financing

Note: All figures are as of June 30, 2023

13

APPENDIX

PMT IS FOCUSED ON UNIQUE INVESTMENT STRATEGIES IN THREE SEGMENTS • Leading acquirer and producer of conventional conforming mortgage loans • Significant growth in market share over PMT’s more than 14-year history driven by Correspondent operational excellence and high service levels Production • Provides unique ability to produce investment assets organically • MSR investments created through the securitization of conventional correspondent loan production Interest Rate Sensitive • Hedged with Agency MBS and interest rate derivatives Strategies • Strong track record and discipline in hedging interest rate risk • Investments in credit risk on PMT’s high-quality loan production with ability to influence performance through active servicing supplemented by opportunistic investments in CRT bonds Credit issued by the GSEs Sensitive Strategies • Approximately $24.2 billion in UPB of loans underlying PMT’s front-end GSE CRT investments at June 30, 2023 15

HISTORICAL EARNINGS, DIVIDENDS AND BOOK VALUE PER SHARE (1) Diluted EPS Common Dividend Book value per share $20.77 $15.81 $0.50 $0.47 $0.47 $0.47 $0.47 $0.47 $0.47 $0.40 $0.40 $0.40 $0.32 $0.16 $0.01 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 ($0.07) ($0.28) ($0.32) ($0.45) ($0.88) (2) ROE : 6% -9% -6% -7% -20% 0% -2% 14% 4% • Repurchased 29.0 million common shares from 3Q15 through 2Q23 (1) 16 At period end (2) Return on average common equity is calculated based on annualized quarterly net income attributable to common shareholders as a percentage of monthly average common equity during the period

CURRENT MARKET ENVIRONMENT AND MACROECONOMIC TRENDS (1) (2) Average 30-year fixed rate mortgage 10-year Treasury Bond Yield 6.71% 6.32% 5.0% 3.84% 7.0% 3.47% 4.0% 6.0% 3.0% 5.0% 2.0% 4.0% 1.0% 3.0% 2.0% 0.0% (3) Macroeconomic Metrics Footnotes (1) Freddie Mac Primary Mortgage Market Survey. 6.78% as of 7/20/23 6/30/22 9/30/22 12/31/22 3/31/23 6/30/23 (2) U.S. Department of the Treasury. 3.85% as of 7/20/23 10-year Treasury (3) 10-year Treasury bond yield and 2/10 year Treasury yield spread: Bloomberg 3.0% 3.8% 3.9% 3.5% 3.8% bond yield Average 30-year fixed rate mortgage: Freddie Mac Primary Mortgage Market Survey 2/10 year Treasury 0.1% -0.5% -0.6% -0.6% -1.0% Average secondary mortgage rate: 30-Year FNCL Par Coupon Index (MTGEFNCL), yield spread Bloomberg 30-year fixed rate 5.7% 6.7% 6.4% 6.3% 6.7% U.S. home price appreciation: S&P CoreLogic Case-Shiller U.S. National Home Price mortgage Secondary mortgage NSA Index (SPCSUSA); data is as of 5/31/23 4.4% 5.6% 5.3% 5.1% 5.7% rate Residential mortgage originations are for the quarterly period ended; source: Inside U.S. home price appreciation Mortgage Finance 19.7% 13.0% 7.7% 3.8% -0.5% (Y/Y % change) Residential mortgage $685 $530 $350 $295 $400 originations (in billions) 17

PMT IS IN EXCESS OF PROSPECTIVE REGULATORY CAPITAL AND LIQUIDITY REQUIREMENTS In August 2022, the Federal Housing Finance Agency (FHFA) released updated eligibility standards for non-bank seller/servicers with a proposed effective date for most requirements of September 30, 2023 • PennyMac Corp. (PMC) is a wholly-owned subsidiary of PennyMac Mortgage Investment Trust and is approved as a seller/servicer of mortgage loans by Fannie Mae and Freddie Mac As of June 30, 2023 Capital Ratio Capital Liquidity (in millions) $874 $398 13% New FHFA $216 $589 Eligibility 6% Requirements (Pro-Forma) Requirement PMC Requirement PMC Requirement PMC 18

PMT’S INVESTMENT ACTIVITY BY STRATEGY DURING THE QUARTER Assets carrying Assets carrying Net new Long-term value at Fair value changes value at ($ in millions) (5) mortgage asset investments 3/31/2023 6/30/2023 Organically-Created Investments in $ 1 ,148 $ (28) $ 43 $ 1 ,163 (1) GSE CRT Credit Investment in Investor $ 90 $ (1) $ (2) $ 88 (2) Sensitive Loan Securitizations Strategies Other Credit Sensitive $ 209 $ 50 $ 10 $ 269 (3) Strategies MSR $ 3,975 $ (12) $ 15 $ 3 ,978 Interest Non-Agency Senior Rate $ 22 $ 41 $ (1) $ 62 (4) Sensitive MBS Strategies (4) $ 4 ,410 $ 72 $ (73) $ 4 ,410 Agency MBS Total $ 9,854 $ 122 $ (7) $ 9,969 (1) The fair value of PMT’s organically-created GSE CRT investments from is reflected on PMT’s balance sheet as deposits securing CRT arrangements, and derivative and credit risk transfer strip assets or liabilities, net of the interest-only security payable (2) As discussed in Note 6 – Variable Interest Entities to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, we consolidate the assets and liabilities in the trust that issued the subordinate bonds; accordingly, this investment is shown as Loans at fair value and Asset-backed financing of variable interest entities on our consolidated balance sheet (3) Includes legacy distressed loan portfolio and opportunistic investments in GSE CRT; net new investments also reflect sales in performing and non-performing loans as a part of PMT’s strategy to exit the investments; includes $6.4 million in carrying value of real estate acquired in settlement of loans at 6/30/23 (4) MBS = Mortgage-backed securities; net new investments in Agency MBS represents rebalancing of the MBS portfolio (considered along with to be announced hedges in managing PMT’s interest rate risk) and runoff 19 (5) Net new investments represents new investments net of sales, liquidations, and runoff

MSR ASSET VALUATION June 30, 2023 Mortgage Unaudited ($ in millions) Servicing Rights (1) $231,661 Pool UPB Weighted average coupon 3.6% Weighted average servicing fee 0.29% Weighted average prepayment speed assumption (CPR) 7.2% Fair value $3,977.9 As a multiple of servicing fee 5.91 20 (1) Owned MSR portfolio and excludes loans acquired for sale at fair value

DELINQUENCY TRENDS AND SERVICING ADVANCES OUTSTANDING (1) Historical Trends in Delinquency and Foreclosure Rates 7.0% 5.0% 3.3% 2.6% 1.9% 1.5% 1.3% 1.2% 1.2% 1.1% 1.1% 1.1% 1.0% 1.1% 3/31/20 6/30/20 9/30/20 12/31/20 3/31/21 6/30/21 9/30/21 12/31/21 3/31/22 6/30/22 9/30/22 12/31/22 3/31/23 6/30/23 30-60 Day 60-90 Day 90+ Day In Foreclosure • Overall mortgage delinquency rates have returned to pre-pandemic levels • Servicing advances outstanding for PMT’s MSR portfolio were approximately $94 million at June 30, 2023, down from $121 million at March 31, 2023 ‒ No P&I advances are outstanding as prepayment activity remains sufficient to cover remittance obligations to the GSEs Note: Figures may not sum due to rounding 21 (1) Owned MSR portfolio and includes loans acquired for sale at fair value; delinquency and foreclosure rates based on UPB; as of 6/30/23, the UPB of mortgage servicing rights owned by PMT and loans held for sale totaled $234 billion

INTEREST RATE SENSITIVE STRATEGIES DESIGNED TO MITIGATE INTEREST RATE VOLATILITY Estimated Sensitivity to Changes in Interest Rates at June 30, 2023 Gain in value with Gain in value with % change in PMT’s increasing rates decreasing rates shareholders’ equity 15% 10% MSRs Agency MBS 5% 0% -75 -50 -25 0 25 50 75 -5% Interest Rate Hedges -10% -15% (1) (3) (2) Long Assets MSRs/CRT and Hedges Net Exposure • PMT’s interest rate risk exposure is managed on a “global” basis – Multiple mortgage-related investment strategies with complementary interest rate sensitivities – Utilization of financial hedge instruments – Contributes to stability of book value (1) Includes loans acquired for sale and IRLCs (net of associated hedges), Agency and Non-Agency MBS assets (2) Includes MSRs and hedges which includes or may include put and call options on MBS, Eurodollar futures, treasury futures, and exchange-traded swaps 22 (3) Net exposure represents the net position of the “Long” assets and the MSRs and hedges

PERFORMANCE OF PMT’S ORGANICALLY-CREATED INVESTMENTS IN GSE CREDIT RISK TRANSFER INVESTMENTS IN 2Q23 Income (Loss) ($ in millions) Comments Contribution Market-driven value changes: Valuation-related changes included $ 43.0 • Reflects impact of credit spread tightening in Net gain (loss) on investment Income excluding market-driven value changes: Realized gains and carry included in 17.9 • Spread income earned on CRT investments Net gain (loss) on investment Losses recognized during period (0.5) Interest income 15.8 • Interest income on cash deposits securing CRT investments Interest expense (18.4) • Financing expense related to CRT investments Subtotal 14.8 Total income contribution: $ 57.8 23

BALANCE SHEET TREATMENT OF PMT’S ORGANICALLY-CREATED CREDIT RISK TRANSFER INVESTMENTS At June 30, 2023 ($ in thousands) Current outstanding UPB of loans delivered to the CRT SPVs and sold to Fannie Mae or delivered subject to agreements to purchase UPB of loans subject to guarantee obligation.................................... $ 24,167,673 REMIC CRT securities Carrying value of CRT arrangements: Current cash collateralizing guarantee included in “Deposits Deposits securing CRT arrangements......................................................... $ 1, 269,558 securing credit risk transfer arrangements” Represents the fair value of expected future cash inflows related to Derivative and credit risk transfer strip liabilities....................................... $ (82,963) assumption of credit risk net of expected future losses Fair value of non-recourse liability issued by CRT trusts; represents Interest-only stripped security payable at fair value.................................. $ (24,060) value of interest-only payment after the maturity of PMT’s investments Fair value of CRT investments ………………........................................ $ 1,162,535 24

PMT’S ORGANICALLY-CREATED INVESTMENTS IN CREDIT RISK TRANSFER ($ in billions) PMTT1 (May 2015 - July 2015) PMTT2 (August 2015 - February 2016) PMTT3 (February 2016 - August 2016) At inception 6/30/23 At inception 6/30/23 At inception 6/30/23 UPB $ 1 .2 $ 0.2 UPB $ 4 .2 $ 0.5 UPB $ 6.5 $ 1 .1 Loan Count 4,113 771 Loan Count 15,146 2,806 Loan Count 21,467 4,789 % Purchase 67.6% 67.8% % Purchase 71.4% 71.9% % Purchase 68.6% 71.0% (1) (1) (1) WA FICO 742 743 WA FICO 742 743 WA FICO 749 750 (1) (1) (1) WA LTV 81.3% 80.6% WA LTV 81.8% 80.9% WA LTV 81.4% 80.8% 60+ Days Delinquent Loan Count 6 60+ Days Delinquent Loan Count 13 60+ Days Delinquent Loan Count 21 60+ Days Delinquent % o/s UPB 0.930% 60+ Days Delinquent % o/s UPB 0.535% 60+ Days Delinquent % o/s UPB 0.533% 180+ Days Delinquent Loan Count 1 180+ Days Delinquent Loan Count 2 180+ Days Delinquent Loan Count 1 Actual Losses ($k) $ 1 ,981 Actual Losses ($k) $ 5,615 Actual Losses ($k) $ 8,529 L Street Securities 2017-PM1 (August 2016 - May 2018) L Street Securities 2019-PMT1 (June 2018 - March 2019) L Street Securities 2020-PMT1 (April 2019 - September 2020) At inception 6/30/23 At inception 6/30/23 At inception 6/30/23 (4) UPB $ 22.8 $ 3.9 UPB $ 23.6 $ 2 .9 UPB $ 58.3 $ 15.5 (4) Loan Count 82,086 18,538 Loan Count 84,521 13,374 Loan Count 1 93,310 63,195 % Purchase 73.6% 73.4% % Purchase 81.7% 79.9% % Purchase 61.6% 61.3% (1) (1) (1) WA FICO WA FICO WA FICO 746 746 746 736 758 758 (1) (1) (1) WA LTV WA LTV WA LTV 82.5% 81.9% 83.8% 84.1% 82.5% 82.4% 60+ Days Delinquent Loan Count 134 60+ Days Delinquent Loan Count 292 60+ Days Delinquent Loan Count 531 60+ Days Delinquent % o/s UPB 0.853% 60+ Days Delinquent % o/s UPB 2.735% 60+ Days Delinquent % o/s UPB 0.948% 180+ Days Delinquent Loan Count 18 180+ Days Delinquent Loan Count 123 180+ Days Delinquent Loan Count 212 (5) (2) (2) Actual Losses ($k) $ 27,962 Principal Losses ($k) $ 311 Principal Losses ($k) $ 215 (3) (3) Interest Reduction ($k) $ 10,190 Interest Reduction ($k) $ 9,679 Total At inception 6/30/23 (6) UPB $ 116.5 $ 24.2 Loan Count 4 00,643 1 03,473 % Purchase 69.1% 66.3% (1) WA FICO 752 753 (1) WA LTV 82.7% 82.4% 60+ Days Delinquent Loan Count 997 60+ Days Delinquent % o/s UPB 1.122% 180+ Days Delinquent Loan Count 357 (2) Principal Losses ($k) $ 44,612 (3) Interest Reduction ($k) $ 1 9,869 (1) FICO and LTV metrics at origination (2) Losses due to liquidation of reference pool collateral (3) Interest reduction due to modification of reference pool collateral (4) Loans eligible for loss reversal are included as of 6/30/23 (5) 25 Losses included for loans eligible for reversal as of 6/30/23 (6) UPB includes modified loans that have incurred losses as of 6/30/23

CORRESPONDENT PRODUCTION ACQUISITIONS AND LOCKS BY PRODUCT Unaudited ($ in millions) 2Q22 3Q22 4Q22 1Q23 2Q23 Correspondent Acquisitions Conventional Conforming - for PMT $ 10,320 $ 1 0,225 $ 6,771 $ 6,629 $ 3,029 (1) Conventional Conforming - for PFSI - - 3,912 4,063 7,018 (1) Government 10,649 12,161 10,081 9,461 11,139 Jumbo 3 2 - - - Total $ 2 0,973 $ 22,387 $ 20,764 $ 20,153 $ 21,186 Correspondent Locks Conventional Conforming - for PMT $ 11,080 $ 10,647 $ 7,507 $ 7,588 $ 3,322 (1) Conventional Conforming - for PFSI - - 4,747 3,781 7,523 (1) Government 11,326 12,351 10,681 1 0,341 10,735 Jumbo 3 2 7 - - Total $ 22,410 $ 22,999 $ 22,941 $ 21,709 $ 21,581 Note: Figures may not sum due to rounding (1) PMT sells government-insured and guaranteed loans, and certain conventional loans that it purchases from correspondent sellers to PennyMac Loan Services, LLC, and earns a sourcing fee and interest income for its holding period; PMT does not pay a fulfillment fee for government- 26 insured or guaranteed loans or conventional loans subsequently sold to PFSI

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